CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of PIMCO Variable Insurance Trust (the “Trust”) of our reports dated February 19, 2025 relating to the financial statements and financial highlights of PIMCO Total Return Portfolio, PIMCO International Bond Portfolio (U.S. Dollar-Hedged), PIMCO Global Bond Opportunities Portfolio (Unhedged), PIMCO High Yield Portfolio, PIMCO Short-Term Portfolio, PIMCO Low Duration Portfolio, PIMCO Long-Term U.S. Government Portfolio, PIMCO Real Return Portfolio, PIMCO Emerging Markets Bond Portfolio, PIMCO Income Portfolio, PIMCO CommodityRealReturn Strategy Portfolio, PIMCO All Asset Portfolio, PIMCO International Bond Portfolio (Unhedged), PIMCO Global Managed Asset Allocation Portfolio, PIMCO Global Core Bond (Hedged) Portfolio, PIMCO Dynamic Bond Portfolio, PIMCO Balanced Allocation Portfolio, and PIMCO Global Diversified Allocation Portfolio, which appear in the Trust’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

April 23, 2025